Exhibit 99.1

Worksport ($WKSP) Taps Coinbase as Official Crypto Custodian, Strengthening Cryptocurrency Treasury Strategy

Following Reach Out from Coinbase’s Institutional Team, Worksport Has Created XRP & Bitcoin (BTC) Corporate Accounts

West Seneca, New York, January 28, 2025 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S. based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, is pleased to announce that after evaluating multiple custodians, Worksport has selected Coinbase as its preferred partner, citing Coinbase’s strong regulatory compliance, robust security measures, and insurance-backed custody solutions.

This strategic move aligns with Worksport’s Cryptocurrency Treasury Strategy announced on December 5, 2024, wherein the Company expanded its Corporate Treasury and allowed a portion of its surplus cash reserves to be held in Bitcoin (BTC) and XRP. Worksport’s Board of Directors determines investable excess cash, which allows Worksport to make initial purchases.

Steven Rossi, Worksport’s Chief Executive Officer, says, “Having a top-tier crypto custodian is like having a top-tier banking partner. Working with Coinbase is a natural fit; their proven track record in security and compliance aligns with our commitment to safeguarding corporate assets”.

Continued Business Momentum

This treasury update aligns with Worksport’s ongoing growth initiatives, which include a multi-fold increase in revenue, a push toward cash flow positivity, and the imminent launch of three new product lines in 2025. By strategically adding measured portions of cryptocurrency to its treasury, Worksport expects to diversify its financial positioning, aiming to fortify its balance sheet and deliver long-term value for shareholders.

Coinbase as Preferred Custodian

Coinbase, the largest cryptocurrency exchange in the United States, brings extensive experience in serving corporate and institutional clients through its secure custody platform. Worksport anticipates that this collaboration will streamline the Company’s entry into the cryptocurrency space, ensuring rigorous compliance with evolving regulations and offering scalable solutions for future digital asset holdings.

Coinbase Vice President, Institutional Products, Greg Tusar, comments: “We are excited to have been chosen by Worksport in supporting their strategic treasury diversification through cryptocurrencies. Our institutional custody platform provides the robust security features and regulatory compliance that forward-thinking companies like Worksport require as they navigate the dynamic digital asset landscape.”

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About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the EV sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

For more information, please visit investors.worksport.com.

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